As filed with the Securities and Exchange Commission on May 21, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U-STORE-IT TRUST

(Exact name of registrant as specified in its charter)

Maryland	20-1024732
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No. )

6745 Engle Road, Suite 300, Cleveland, Ohio 44130

(Address of Principal Executive Offices) (Zip Code)

U-STORE-IT TRUST 2007 EQUITY INCENTIVE PLAN

(Full title of the plan)

Kathleen A. Weigand, Esq.

Executive Vice President, General Counsel and Secretary

U-Store-It Trust

6745 Engle Road, Suite 300, Cleveland, Ohio 44130

(440) 234-0700

(Name and address of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, par value $0.01 per share	3,900,000	$17.73	$69,147,000	$2,122.81

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional Common Shares as may be offered or issued as a result of the anti-dilution provisions of the U-Store-It Trust 2007 Equity Incentive Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, based on the average of the high and low prices per share of the Common Shares as reported on the New York Stock Exchange on May 17, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the U-Store-It Trust 2007 Equity Incentive Plan (the “Plan”) as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the SEC by U-Store-It Trust (the “Company”) are incorporated by reference as of their respective dates into this Registration Statement:

•	our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 16, 2007;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 10, 2007;

•	our Current Report on Form 8-K filed with the SEC on February 10, 2006;

•	our Current Report on Form 8-K/A filed with the SEC on April 21, 2006 (amending our Form 8-K filed with the SEC on February 10, 2006);

•

our Current Report on Form 8-K filed with the SEC on February 20, 2007 (except that the information included in Item 2.02 (including Exhibit 99.1 thereto) shall not be deemed incorporated by reference into this prospectus);

•	our Current Report on Form 8-K filed with the SEC on February 26, 2007;

•	our Current Report on Form 8-K filed with the SEC on March 1, 2007;

•	our Current Report on Form 8-K dated March 22, 2007 and filed with the SEC on March 28, 2007;

•	our Current Report on Form 8-K filed with the SEC on March 28, 2007;

•	our Current Report on Form 8-K filed with the SEC on April 24, 2007;

•	our Current Report on Form 8-K filed with the SEC on May 11, 2007;

•	our Current Report on Form 8-K/A filed with the SEC on May 11, 2007 (amending our Form 8-K filed with the SEC on March 28, 2007); and

•

all other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2006 (but excluding all information furnished to the SEC pursuant to Items 2.02 and 7.01 of any current report on Form 8-K).

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable (our common shares are registered under Section 12 of the Exchange Act).

Item 5.	Interests of Named Experts and Counsel

Kathleen A. Weigand, Executive Vice President, General Counsel and Secretary of the Company, provided an opinion as to the legality of the securities being registered by this Registration Statement. Mrs. Weigand is an eligible participant of the Plan. Mrs. Weigand beneficially owns less than one percent of the common shares of the Company.

Item 6.	Indemnification of Directors and Officers

The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and our shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established in a judgment or other final adjudication to be material to the cause of action. Our declaration of trust contains a provision that limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.

The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (the “MGCL”) for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right if the corporation or if the director or officer was adjudged to be liable to the corporation nor may a director or officer be indemnified in circumstances in which the director or officer is found liable for an improper personal benefit, unless in either case a court orders indemnification and then only for expenses. In accordance with the MGCL and our bylaws, our bylaws require us, as a condition to advancement of expenses, to obtain (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written statement by him or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

Our declaration of trust provides that we shall indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any individual who is a present or former trustee or officer (including any individual who, at our request, serves or has served as an, officer, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise) from and against any claim or liability to which such person may become subject by reason of service in such capacity. We have the power, with the approval of our board of trustees, to provide indemnification and advancement of expenses to a present or former trustee or officer who served a predecessor of our company in any of the capacities described above and to any employee or agent of our company or a predecessor of our company. Maryland law requires us to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

We entered into indemnification agreements with each of our executive officers and trustees whereby we indemnify such executive officers and trustees to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

See the Exhibit Index appearing on the page following the signature page of this Registration Statement, which is incorporated herein by reference.

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on May 21, 2007.

U-STORE-IT TRUST

By:	/s/ Dean Jernigan
Dean Jernigan
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Trustees	May 21, 2007
William M. Diefenderfer III

*	President and Chief Executive Officer;	May 21, 2007
Dean Jernigan	Trustee (Principal Executive Officer)

*	Chief Financial Officer	May 21, 2007
Christopher P. Marr	(Principal Financial Officer)

*	Senior Vice President and Chief Accounting Officer	May 21, 2007
Timothy M. Martin	(Principal Accounting Officer)

*	Trustee	May 21, 2007
Thomas A. Commes

*	Trustee	May 21, 2007
John C. Dannemiller

*	Trustee	May 21, 2007
Harold S. Haller

*	Trustee	May 21, 2007
Marianne M. Keler

*	Trustee	May 21, 2007
David J. LaRue

* By:	/s/ Kathleen A. Weigand
Kathleen A. Weigand
Attorney-in-Fact for the Officers and Trustees signing in the capacities indicated

EXHIBIT INDEX

Exhibit Number
4.1	U-Store-It Trust 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2007).

4.2	Articles of Amendment and Restatement of Declaration of Trust of U-Store-It Trust (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 2, 2004).

4.3	Bylaws of U-Store-It Trust (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-117848), filed with the Securities and Exchange Commission on October 7, 2004).

4.4	Form of Common Share Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-11 (File No. 333-117848), filed with the Securities and Exchange Commission on October 20, 2004).

5	Opinion of Kathleen A. Weigand, Executive Vice President, General Counsel and Secretary, as to the legality of the securities registered.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Kathleen A. Weigand, Executive Vice President, General Counsel and Secretary, (contained in her opinion filed as Exhibit 5 to this Registration Statement).

24	Power of Attorney.